Exhibit 99.1

Coty Inc. Reports Fiscal 2014 Fourth Quarter and Full Year Results

Full Year Earnings Per Share Nearly Flat Despite a Very Challenging U.S. Market

Global Efficiency Plan Announced to Save Over $200 Million Per Year, Helping
Re-Energize Growth and Accelerate Earnings

Coty to Continue Executing Share Repurchase Program

NEW YORK – August 28, 2014 -- Coty Inc. (NYSE: COTY) today announced financial results for the fourth quarter and fiscal year ended June 30, 2014.

Results at a glance	Three Months Ended June 30, 2014			Year Ended June 30, 2014
		Change			Change
(in millions, except per share data)		Reported Basis	Constant Currency		Reported Basis		Constant Currency
Net revenues	$1,041.5	(1.6%)	(2.9%)	$4,551.6	(2.1%)		(2.5%)
- Like-for-like*	(0.7%)			(1.6%)
Operating (loss) income - reported	(11.4)	52%		25.7	(93%)	*
Operating income - adjusted*	49.8	10%	6%	500.6	(13%)		(12%)
Net loss - reported	(20.1)	68%		(97.4)	<(100%)
Net income - adjusted*	9.9	-		316.2	(2%)
EPS (diluted) - reported	$(0.05)	69%		$(0.26)	<(100%)
EPS (diluted) - adjusted*	$0.03	-		$0.81	(1%)

* These measures, as well as “free cash flow,” are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Net Income represents Net Income Attributable to Coty Inc. Reconciliations from reported to adjusted results can be found at the end of this release.

Fiscal 2014 Summary

•	Net revenues of $4,551.6 million decreased 1.6% like-for-like and 2.1% as reported
•	Adjusted operating income of $500.6 million decreased from $572.8 million in the prior-year
•	Adjusted net income of $316.2 million decreased from $323.2 million in the prior-year
•	Adjusted earnings per diluted share decreased to $0.81 from $0.82 in the prior-year
•	Net cash provided by operating activities, excluding cash used for private company stock option exercises, was $536.5 million compared to $618.4 million in the prior-year

Fourth Quarter Fiscal 2014 Summary

•	Net revenues of $1,041.5 million decreased 0.7% like-for-like and 1.6% as reported
•	Adjusted operating income of $49.8 million increased from $45.4 million in the prior-year period
•	Adjusted net income of $9.9 million was flat with the prior-year period
•	Adjusted earnings per diluted share of $0.03 were flat with the prior-year period
•	Net cash provided by operating activities, excluding cash used for private company stock option exercises, was $93.4 million compared to $214.2 million in the prior-year period

Commenting on the Company’s performance, Michele Scannavini, CEO of Coty Inc., said,
“In fiscal 2014 Coty made good progress on its strategic objectives by rapidly expanding its business in emerging markets and growing most of its power brands. As a result, the company enjoyed strong performance in EMEA and Asia Pacific, which was more than offset by revenues softness in North America, where our nail and fragrance businesses were impacted by market contraction, trade de-stocking and increased promotional and competitive pressure, mainly in the mass channel.

As we look to fiscal 2015, we are targeting to return to revenue growth, through competitive innovations, continuous expansion in the emerging markets and by improving our mass business in North America. The implementation of our global efficiency plan, which is expected to generate over $200 million in annual savings within the next three years, should further contribute to fuel our growth and expand our margins.”

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, all divestitures, discontinued operations and foreign currency exchange translations to the extent applicable. “Like-for-like” does not exclude net revenues from joint venture consolidations and conversion from third-party to direct distribution. The term “adjusted” excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a like-for-like basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues and adjusted operating income are presented on an actual and a constant currency basis. Net revenues are also reported on an adjusted basis and like-for-like. Operating income, net income and earnings per diluted share (EPS (diluted)) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Selling, general and administrative expense (SG&A), effective tax rate, cash tax rate, gross margin, net income, operating income and operating income margin are presented on an adjusted (non-GAAP) basis. Net revenues on a constant currency basis and like-for-like, adjusted net revenues, adjusted operating income on a constant currency basis, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted cash tax rate, adjusted net income, adjusted gross margin, adjusted EPS (diluted), adjusted SG&A and free cash flow are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

Fiscal 2014 Summary Operating Review

Net revenues of $4,551.6 million decreased 1.6% like-for-like and 2.1% as reported from the prior-year. The like-for-like decline was driven by pressure in the Color Cosmetics segment, which was heavily impacted by the sharp decline in the nail business, while the Fragrances and Skin & Body Care segments experienced modest growth. Fragrances grew 1% like-for-like, with positive performance on the Calvin Klein, Marc Jacobs, Davidoff and Chloé power brands. Skin & Body Care also increased 1% like-for-like, with growth across philosophy, adidas, and Lancaster, partially offset by the TJoy decline. The Color Cosmetics segment declined 7% like-for-like, driven by weakness in the nail category and the Sally Hansen brand, partially offset by continued growth on Rimmel. By geographic region, EMEA and Asia Pacific saw strong momentum, offset by pressure in the Americas. EMEA grew 3%, benefitting from the UK, Travel Retail, Eastern Europe, Middle East and South Africa performance, partially offset by softness in Russia, Germany and Southern Europe. Asia Pacific grew 7% like-for-like, with strong momentum in Southeast Asia and Australia. Revenues in the Americas declined 9%, with pressure in the U.S. and Canada, particularly in the Color Cosmetics segment, partially offset by growth in the Latin America and Travel Retail. In total, emerging markets grew 10% during the year, accounting for 29% of net revenues in fiscal 2014 compared to 26% in the prior year on a like-for-like basis.

Adjusted gross margin decreased to 59.6% compared to 60.0% in the prior year. Savings in cost of goods from the supply chain savings programs were more than offset by the negative impact of higher customer discounts and allowances necessary to compete in the highly promotional U.S. and European markets, particularly in the mass channel, and the negative transactional foreign currency impact.

Adjusted SG&A expense was flat at both actual rates and constant currency, though increased as a percentage of net revenues to 46.7% from 45.7% in the prior-year. The percentage increase was related to higher investment into emerging markets, higher advertising and consumer promotion spending as a percentage of net revenues, and the negative impact from foreign currency exchange translations, partially offset by cost containment programs in developed markets.

Operating income decreased to $25.7 million from $394.4 million. The reported operating income decline primarily reflected a $316.9 million non-cash asset impairment charge in the Skin & Body Care segment.

Adjusted operating income decreased 13% to $500.6 million from $572.8 million in the prior-year. As a percentage of adjusted net revenues, adjusted operating margin declined 130 basis points to 11.0% from 12.3%, primarily driven by lower gross margin and higher SG&A expense.

Adjusted effective tax rate was 18.9% in fiscal 2014 compared to 28.2% in the prior year. The decline was largely driven by the recognition of a tax benefit of $38.1 million during the third quarter. The adjusted cash tax rate for the year was 19.5%.

Net income decreased to $(97.4) million from $168.0 million in the prior-year, driven by lower operating income primarily as a result of the asset impairment charge, partially offset by lower interest expense and lower tax expense.

Adjusted net income decreased modestly to $316.2 million from $323.2 million in the prior-year, primarily reflecting lower adjusted operating income, partially offset by lower interest expense and lower tax expense. As a percentage of adjusted net revenues, adjusted net income margin decreased 10 basis points to 6.9% from 7.0%.

Cash Flows

•	Net cash provided by operating activities for fiscal 2014 was $536.5 million, compared to $463.9 million in the prior year or $618.4 million excluding $154.5 million used for private company stock option exercises in the prior year. This decrease reflected lower net income adjusted for non-cash items, and higher inventory and pre-paid expenses, partially offset by strong cash flow improvement from accounts payable. During the year, the Company continued to improve its net working capital performance, with net working capital as a percentage of net revenues improving to 10.4% in fiscal 2014 from 11.2% in fiscal 2013.
•	The cash conversion ratio remained strong at 107.2% in fiscal 2014.
•	The Company repurchased 27.9 million Class B shares from its private equity investors at a total cost of $468.0 million, as well as $100 million in Class A shares. The Company also borrowed an incremental $625.0 million term loan, with the proceeds used to support the repurchase of shares from the private equity investors as well as to repay borrowings under the revolving credit facility.
•	Net debt increased by $345.7 million to $2,055.5 million from $1,709.8 million at June 30, 2013 primarily as a result of the repurchase of $569.3 million of common stock during the year.
•	Free cash flow, excluding cash used for private company stock option exercises, was $305.0 million in fiscal 2014 compared to $394.5 million in fiscal 2013.

Fiscal 2014 Business Review by Segment

	Year Ended June 30,
			Change			Adjusted Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$2,498.2	$2,490.7	-	-	1%	$355.6	$369.7	(4%)	(3%)
Color Cosmetics	1,366.2	1,468.5	(7%)	(7%)	(7%)	156.8	208.8	(25%)	(25%)
Skin & Body Care	687.2	689.9	-	(1%)	1%	(11.8)	(5.7)	<(100%)	<(100%)
Total	$4,551.6	$4,649.1	(2%)	(2%)	(2%)	$500.6	$572.8	(13%)	(12%)

Fragrances

•	The 1% like-for-like growth in Fragrances reflected solid growth on the Calvin Klein, Marc Jacobs, Davidoff, and Chloé power brands.
•	Also driving segment growth were emerging brands Roberto Cavalli and Katy Perry, offsetting the headwinds from the decline of Lady Gaga and the expired fragrance licenses.
•	Adjusted operating income for Fragrances decreased 4% to $355.6 million from $369.7 million in the prior year, resulting in 14.2% adjusted operating income margin, a decline of 60 basis points versus fiscal 2013.

Color Cosmetics

•	The decline in Color Cosmetics net revenues was primarily driven by our nail products, reflecting the nail market decline in North America, retail de-stocking and market share loss. Net of nail, the Color Cosmetics segment was positive in the fiscal year.
•	Rimmel’s mid-single digit growth outpaced the underlying mass color cosmetics market in the U.S. and Europe, reflecting the brand’s strong mix, fueled by innovation and creative communication and digital programs. In fiscal 2014, Rimmel was the fastest growing color brand among the top 10 in the US mass channel.
•	Adjusted operating income for Color Cosmetics decreased 25% to $156.8 million from $208.8 million in the prior year, resulting in 11.5% adjusted operating income margin, a decline of 270 basis points compared to fiscal 2013.

Skin & Body Care

•	Skin & Body Care net revenues increased 1% like-for-like, with growth across all key brands philosophy, adidas, and Lancaster, partially offset by revenue declines in the TJoy brand, which was discontinued in June 2014.
•	philosophy recorded solid growth for the fiscal year and for the fifth consecutive quarter, driven by the U.S. and international expansion.
•	adidas growth was fueled by strong traction in the emerging markets, including Brazil, China, South Africa, Middle East, and Eastern Europe, which more than offset pressure in the developed markets.
•	Adjusted operating loss for Skin & Body Care was $(11.8) million compared to $(5.7) million in the prior year, resulting in a decline in operating margin of 90 basis points. Excluding the TJoy brand, which was discontinued in June 2014, the adjusted operating margin in the Skin & Body Care segment would have been positive.

Fiscal 2014 Business Review by Geographic Region

	Year Ended June 30,
			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$1,703.8	$1,914.8	(11%)	(10%)	(9%)
EMEA	2,302.9	2,188.9	5%	2%	3%
Asia Pacific	544.9	545.4	-	4%	7%
Total	$4,551.6	$4,649.1	(2%)	(2%)	(2%)

Americas

•	The net revenues decrease in the region reflected pressure in the U.S. fragrance and mass color cosmetics markets, with strong impact on Sally Hansen.

•	Emerging markets in the region, particularly Brazil and Argentina, experienced strong double-digit growth.

Europe, the Middle East & Africa

•	Growth in the region was driven by the UK, Travel Retail, and emerging markets such as South Africa, Eastern Europe, and the Middle East.
•	Key brands contributing to the region’s growth included Calvin Klein, Davidoff, Chloé, Roberto Cavalli, Rimmel, and Lancaster.

Asia Pacific

•	The net revenue growth was driven by increases across nearly all markets, including Southeast Asia, Australia, Korea, and Travel Retail.
•	China grew low single digits, driven by strong performance on prestige fragrance brands, Lancaster and adidas, partially offset by TJoy revenue decline.

Fourth Quarter Fiscal 2014 Summary Operating Review

•	For the three months ended June 30, 2014, the Company reported net revenues of $1,041.5 million, a decrease of 0.7% like-for-like and 1.6% as reported.
•	Fragrances recorded 1% net revenue like-for-like growth, Skin & Body Care was flat like-for-like, and Color Cosmetics declined 4% like-for-like. By geographic region, net revenue grew 4% like-for-like in EMEA and 3% like-for-like in Asia Pacific, offset by a 7% like-for-like decline in the Americas. Emerging markets had another strong quarter with net revenue growth of 12% compared to the prior-year period.
•	Adjusted operating income increased $4.4 million to $49.8 million from $45.4 million in the prior-year period. Adjusted operating margin as a percentage of net revenue increased 40 basis points to 4.7% compared to 4.3%, primarily reflecting lower fixed costs and amortization expense, partially offset by higher advertising and promotion spending and slightly lower gross margin.
•	Adjusted net income attributable to Coty Inc. was flat with the prior-year period at $9.9 million. Adjusted net earnings per diluted share of $0.03 were flat with the prior-year period.
•	Net cash provided by operating activities was $93.4 million compared to $214.2 million in the prior-year period which excludes cash used for private company stock option exercises. The fourth quarter cash provided by operating activities, while positive, was lower than the prior year period primarily due to lower earnings, and lower cash generated from working capital versus the prior year period due to the unfavorable base comparison in the fourth quarter of fiscal 2013.

Outlook for Fiscal 2015

Coty is targeting to return to revenue growth in fiscal 2015 through a competitive innovation program, continuous expansion of the emerging market business, and the progressive recovery in the nail business in North America. The Company is targeting modest growth in the first half in light of the challenging market conditions. Coty will also continue executing its share repurchase program, with $300 million remaining under the current authorization.

Other noteworthy Company developments:

Coty is strengthening its focus on eliminating non-value added costs and optimizing purchase terms with a global efficiency program whose main pillars are:

-	New organizational design and simplified operating model, announced on July 9th
-	Rationalization of the go-to-market and supply structure in China, announced on June 3rd

-	Global supply chain productivity and footprint simplification
-	Acceleration of central procurement efficiencies, particularly on indirect spending

The global efficiency program is expected to deliver annual savings of over $200 million within the next three years, with pre-tax charges of $250 to $300 million. The anticipated savings and costs associated with the global efficiency program include the previously announced Productivity Program and the China mass channel business reorganization.

In an effort to increase flexibility in Coty’s capital structure to support its growth plans, Coty intends to prepay its 2010 Private Placement Notes. The Company intends to borrow a new term loan to prepay the notes, with the intent to refinance the new term loan and other existing bank debt with longer term debt instruments later this fiscal year.

Conference Call

Coty Inc. will host a conference call at 9:30 a.m. (ET) today, August 28, 2014 to discuss its results. The dial-in number for the call is 877-280-4958 in the U.S. or 857-244-7315 internationally (conference passcode number: 20763263). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is 888-286-8010 in the U.S. or 617-801-6888 outside the U.S. (conference passcode number: 53901676).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2014. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect the our current views with respect to, among other things, its future operations and financial performance; new brand and business partnerships; expected growth; its ability to support its planned business operation on a near- and long-term basis and its outlook for the full and first half of fiscal 2015. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should,” “outlook,” “continue,” “target,” “aim” and similar words or phrases. Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•	our ability to achieve our global business strategy and compete effectively in the beauty industry;
•	our ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and market acceptance of new products;
•	our ability to identify suitable acquisition targets and managerial, integration, operational and financial risks associated with those acquisitions;
•	our ability to implement our planned organizational redesign and to successfully achieve their expected effects;

•	risks related to our international operations, including reputational, regulatory, economic and foreign political risks, such as the political instability in Eastern Europe and the Middle East, the debt crisis and economic environment in Europe and fluctuations in currency exchange rates
•	dependence on certain licenses, entities performing outsourced functions and third-party suppliers;
•	our and our brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in our products and our abilities to protect our respective reputations;
•	the ability and willingness of our business partners to deliver under our agreements with them;
•	administrative, development or other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;
•	impairments to our goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, a sudden disruption in business conditions affecting consumer purchases of our products and volatility in the financial markets;
•	our ability to manage seasonal variability;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels, and other changes in the retail environment in which we sell our products;
•	disruptions in operations;
•	increasing dependency on information technology and our ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect our business or products; and
•	the illegal distribution and sale by third parties of counterfeit versions of our products.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815, Senior Vice President, Treasurer and Investor Relations

Media
Catherine Walsh, 212-389-7346, Senior Vice President, Corporate Communications

Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period. In the periods described in this release, like-for-like growth excludes the impact of foreign currency exchange translations, the divestiture of one of our licenses, the expiration of a certain North American service agreement that was not renewed and product returns associated with the reorganization of our mass business in China and does not exclude revenues from the acquisition or conversion of third-party distributors. For reconciliation of our net revenues like-for-like growth, see the table entitled “Reconciliation of Reported Net revenues to Like-For-Like Net Revenues.” For a reconciliation of our like-for- like growth by segment and geographic region, see the tables entitled “Net Revenues and Adjusted Operating Income by Segment” and “Net Revenues by Geographic Regions.”

The Company presents SG&A, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income, net income margin and EPS (diluted) on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating adjusted SG&A expense, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income, net income margin and EPS (diluted), the Company excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs, to the extent applicable. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, adjusted gross margin to gross margin, adjusted EPS (diluted) to EPS (diluted), and adjusted net revenues to net revenues, see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operations.” For a reconciliation of adjusted operating income to operating income and adjusted operating income margin to operating income margin, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate and adjusted cash tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes, Effective Taxes and Cash Tax Rate.” For a reconciliation of adjusted net income and adjusted net income margin to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company presents net working capital, which is defined as Accounts Receivable plus Inventory minus Accounts Payable, which can be found in the “Consolidated Statements Balance Sheet.”

The Company also presents free cash flow and the cash conversion ratio. Free cash flow is defined as net cash provided by operating activities, less capital expenditures and the contingent purchase price consideration payments of up to $30.0 per year related to the Unilever Cosmetics International acquisition. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow.” The cash conversion ratio is defined as net cash provided by operating activities divided by the adjusted operating income.

These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

– Tables Follow –

COTY INC.
SUPPLEMENTAL SCHEDULES INCLUDING NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Year Ended June 30, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$4,551.6	$(15.4)	$4,567.0	$(17.9)	$4,549.1
Cost of sales	1,865.7	19.1	1,846.6	(0.1)	1,846.5
Gross Profit	2,685.9	(34.5)	2,720.4	(17.8)	2,702.6
Gross Margin	59.0%		59.6%		59.4%
Selling, general and administrative expenses	2,220.3	86.2	2,134.1	(18.8)	2,115.3
as % of Net revenues	48.8%		46.7%		46.5%
Amortization expense	85.7	-	85.7	(1.0)	84.7
Restructuring costs	37.3	37.3	-	-	-
Asset impairment charges	316.9	316.9	-	-	-
Operating income	25.7	474.9	500.6	$2.0	$502.6
as % of Net revenues	0.6%		11.0%		11.0%
Interest expense, net	68.5	-	68.5
Other expense, net	1.3	-	1.3
(Loss) income before income taxes	(44.1)	474.9	430.8
Provision (benefit) for income taxes	20.1	(61.3)	81.4
Net (loss) income	(64.2)	413.6	349.4
Net income attributable to noncontrolling interests	17.8	-	17.8
Net income attributable to redeemable noncontrolling interests	15.4	-	15.4
Net (loss) income attributable to Coty Inc.	$(97.4)	$413.6	$316.2
as % of Net revenues	(2.1%)		6.9%

EPS (diluted)	$(0.26)		$0.81

	Year Ended June 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$4,649.1	$-	$4,649.1
Cost of sales	1,860.3	-	1,860.3
Gross Profit	2,788.8	-	2,788.8
Gross Margin	60.0%		60.0%
Selling, general and administrative expenses	2,292.6	166.8	2,125.8
as % of Net revenues	49.3%		45.7%
Amortization expense	90.2	-	90.2
Restructuring costs	29.4	29.4	-
Asset impairment charges	1.5	1.5	-
Gain on sale of asset	(19.3)	(19.3)	-
Operating income	394.4	178.4	572.8
as % of Net revenues	8.5%		12.3%
Interest expense, net	76.5	-	76.5
Other (income), net	(0.8)	-	(0.8)
Income before income taxes	318.7	178.4	497.1
Provision (benefit) for income taxes	116.8	(23.2)	140.0
Net income	201.9	155.2	357.1
Net income attributable to noncontrolling interests	15.7	-	15.7
Net income attributable to redeemable noncontrolling interests	18.2	-	18.2
Net income attributable to Coty Inc.	$168.0	$155.2	$323.2
as % of Net revenues	3.6%		7.0%

EPS (diluted)	$0.42		$0.82

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items. The net revenue adjustment consists of product returns associated with the China mass business reorganization announced in June 2014 (the “China Reorganization”).

	Three Months Ended June 30, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$1,041.5	$(15.4)	$1,056.9	$(12.7)	$1,044.2
Cost of sales	448.8	8.6	440.2	(3.2)	437.0
Gross Profit	592.7	(24.0)	616.7	(9.5)	607.2
Gross Margin	56.9%		58.3%		58.1%
Selling, general and administrative expenses	557.7	10.1	547.6	(7.6)	540.0
as % of Net revenues	53.5%		51.8%		51.7%
Amortization expense	19.3	-	19.3	(0.2)	19.1
Restructuring costs	27.1	27.1	-	-	-
Asset impairment charges	-	-	-	-	-
Operating (loss) income	(11.4)	61.2	49.8	$(1.7)	$48.1
as % of Net revenues	(1.1%)		4.7%		4.6%
Interest expense, net	17.1	-	17.1
Other expense, net	3.6	-	3.6
(Loss) income before income taxes	(32.1)	61.2	29.1
(Benefit) provision for income taxes	(19.3)	(31.2)	11.9
Net (loss) income	(12.8)	30.0	17.2
Net income attributable to noncontrolling interests	3.3	-	3.3
Net income attributable to redeemable noncontrolling interests	4.0	-	4.0
Net (loss) income attributable to Coty Inc.	$(20.1)	$30.0	$9.9
as % of Net revenues	(1.9%)		0.9%

EPS (diluted)	$(0.05)		$0.03

	Three Months Ended June 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$1,058.8	$-	$1,058.8
Cost of sales	438.4	-	438.4
Gross Profit	620.4	-	620.4
Gross Margin	58.6%		58.6%
Selling, general and administrative expenses	594.2	43.0	551.2
as % of Net revenues	56.1%		52.1%
Amortization expense	23.8	-	23.8
Restructuring costs	26.3	26.3	-
Operating (loss) income	(23.9)	69.3	45.4
as % of Net revenues	(2.3%)		4.3%
Interest expense, net	21.0	-	21.0
Other (income), net	(0.2)	-	(0.2)
(Loss) income before income taxes	(44.7)	69.3	24.6
Provision for income taxes	11.5	2.9	8.6
Net (loss) income	(56.2)	72.2	16.0
Net income attributable to noncontrolling interests	2.9	-	2.9
Net income attributable to redeemable noncontrolling interests	3.2	-	3.2
Net (loss) income attributable to Coty Inc.	$(62.3)	$72.2	$9.9
as % of Net revenues	(5.9%)		0.9%

EPS (diluted)	$(0.16)		$0.03

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items. The net revenue adjustment consists of product returns associated with the China mass business reorganization announced in June 2014 (the “China Reorganization”).

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended June 30,			Year Ended June 30,
(in millions)	2014	2013	Change	2014	2013	Change
Reported Operating (Loss) Income	$(11.4)	$(23.9)	52%	$25.7	$394.4	(93%)
% of Net revenues	(1.1%)	(2.3%)		0.6%	8.5%
Asset impairment charges (a)	-	-	N/A	316.9	1.5	>100%
China Optimization (b)	35.4	-	N/A	35.9	-	N/A
Restructuring and other business realignment costs (c)	18.1	28.0	(35%)	34.1	36.1	(6%)
Real estate consolidation program costs (d)	(0.1)	6.4	<(100%)	32.3	22.5	44%
Share-based compensation expense adjustment (e)	7.7	31.2	(75%)	27.6	120.3	(77%)
Acquisition-related costs (f)	0.1	0.2	(50%)	26.9	9.6	>100%
Public entity preparedness costs (g)	-	3.5	(100%)	1.2	7.7	(84%)
Gain on sale of asset (h)	-	-	N/A	-	(19.3)	100%
Total adjustments to Reported Operating (Loss) Income	61.2	69.3	(12%)	474.9	178.4	>100%
Adjusted Operating Income	$49.8	$45.4	10%	$500.6	$572.8	(13%)
% of Net revenues	4.8%	4.3%		11.0%	12.3%
% of Net revenues excluding China Reorganization	4.7%	4.3%		11.0%	12.3%

(a)	Charges in the year ended June 30, 2014 reflect asset impairment charges related to the write-off of goodwill, identifiable intangible assets and certain tangible assets, included in asset impairment charges in the Consolidated Statements of Operations in the Skin & Body Care segment. Charges in the year ended June 30, 2013 related to a loss on sale of a manufacturing facility, included in asset impairment charges in the Consolidated Statements of Operations in Corporate.

(b)	For the three months ended June 30, 2014, charges related to the reorganization of the Company’s mass business in China of $35.4 which consist of restructuring costs of $9.8 included in restructuring costs in the Consolidated Statements of Operations in Corporate and a one-time charge related to product returns of $25.6. The one-time charge consists of the following: $15.4 of costs related to product returns included in net revenues in the Consolidated Statements of Operations of which $14.4 is reported in the Skin & Body Care segment and $1.0 is reported in the Color Cosmetics segment, $8.5 of costs related to inventory obsolescence included in cost of sales in the Consolidated Statements of Operations of which $6.9 is reported in the Skin & Body Care segment and $1.6 is reported in the Color Cosmetics segment, and $1.7 of costs primarily related to the write-off of marketing material and accelerated depreciation of building furniture included in selling, general and administrative expenses in the Consolidated Statements of Operations reported in the Skin & Body Care segment. For the year ended June 30, 2014, charges related to the reorganization of the Company’s mass business in China of $35.9 which consist of the items included in the three months ended June 30, 2014 and additional consulting costs of $0.5 included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(c)	For the three and twelve months ended June 30, 2014, respectively, charges related to restructuring programs of $17.3 and $27.5 included in restructuring costs in the Consolidated Statements of Operations in Corporate and other business realignment costs of $0.8 and $6.6 included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate. For the three and twelve months ended June 30, 2013, respectively, charges related to restructuring programs of $26.3 and $29.4 included in restructuring costs in the Consolidated Statements of Operations in Corporate and other business realignment costs of $1.7 and $6.7 included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(d)	Charges related to the consolidation of real estate in New York. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(e)	From June 12, 2013, the effective date of the share-based compensation plan amendments, the share-based compensation expense adjustment represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the share-based compensation expense adjustment represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(f)	Acquisition-related costs incurred in connection with certain completed or contemplated business combinations. For the three months ended June 30, 2014, amounts are included in cost of sales in the Consolidated Statements of Operations in Corporate. For the year ended June 30, 2014, $16.3 included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate and $10.6 included in cost of sales in the Consolidated Statements of Operations. For the three and twelve months ended June 30, 2013, amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(g)	Charges in the year ended June 30, 2014 related to a third party expense reimbursement and remaining miscellaneous costs associated with the Company’s initial public offering. Charges in the three and twelve months ended June 30, 2013 related to consulting and legal fees associated with preparation and filing of the registration statement for the Company’s initial public offering. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(h)	Income in the year ended June 30, 2013 related to the termination of one of our licenses by mutual agreement with the original licensor. This amount is recorded in gain on sale of assets in the Consolidated Statements of Operations in Corporate.

RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES, EFFECTIVE TAX RATES AND CASH TAX RATES

	Year Ended June 30, 2014			Year Ended June 30, 2013
				Income
	Income			Before	Provision for	Effective
	Before	Provision for	Effective Tax	Income	Income
(in millions)	Income Taxes	Income Taxes	Rate	Taxes	Taxes	Tax Rate
Reported income before income taxes	$(44.1)	20.1	-45.6%	$318.7	116.8	36.6%
Adjustments to Reported Operating Income(a)	474.9	61.3		178.4	23.2
Adjusted Income Before Income Taxes	$430.8	$81.4	18.9%	$497.1	$140.0	28.2%

(a)	See “Reconciliation of Operating Income to Adjusted Operating Income.”

Adjusted
	Adjusted			Income
	Income			Before
	Before	Cash Paid for		Income	Cash Paid for	Cash Tax
	Income Taxes	Income Taxes	Cash Tax Rate	Taxes	Income Taxes	Rate
Cash Paid for Income Taxes	$430.8	$84.1	19.5%	$497.1	$84.0	16.9%

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended June 30,			Year Ended June 30,
(in millions)	2014	2013	Change	2014	2013	Change
Reported Net (Loss) Income Attributable to Coty Inc.	$(20.1)	$(62.3)	68%	$(97.4)	$168.0	<(100%)
% of Net revenues	(1.9%)	(5.9%)		(2.1%)	3.6%
Adjustments to Reported Operating (Loss) Income (a)	61.2	69.3	(12%)	474.9	178.4	>100%
Change in tax provision due to adjustments to Reported Net (Loss) Income
Attributable to Coty Inc.	(31.2)	2.9	<(100%)	(61.3)	(23.2)	<(100%)
Adjusted Net Income Attributable to Coty Inc.	$9.9	$9.9	-	$316.2	$323.2	(2%)
% of Net revenues	1.0%	0.9%		6.9%	7.0%
% of Net revenues excluding China Reorganization	0.9%	0.9%		6.9%	7.0%
Per Share Data:
Adjusted weighted-average common shares (b)
Basic	374.3	383.0		381.7	381.7
Diluted	383.9	394.7		390.7	396.4
Adjusted Net Income Attributable to Coty Inc. per Common Share:
Basic	0.03	0.03		0.83	0.85
Diluted	0.03	0.03		0.81	0.82

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”
(b)	In the three months ended June 30, 2014 and 2013 and the year ended June 30, 2014, using the treasury stock method, the number of adjusted diluted common shares to calculate non-GAAP adjusted diluted net income per common share was 9.6, 11.7 and 9.0 million higher, respectively, than the number of common shares used to calculate GAAP diluted net loss per common share, due to the potentially dilutive effect of certain securities issuable under our share-based compensation plans, which were considered anti-dilutive for calculating GAAP diluted net loss per common share. In the year ended June 30, 2013, the adjusted number of common shares used to calculate non-GAAP adjusted basic and diluted net income attributable to Coty Inc. per common share is identical to the number of common and diluted shares used to calculate GAAP net income (loss) per common share.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Year Ended June 30,

(in millions)	2014	2013	2012
Net cash (used in) provided by operating activities	$536.5	$463.9	$589.3
Capital expenditures	(201.5)	(193.9)	(177.4)
Additions of goodwill	(30.0)	(30.0)	(30.0)
Free cash flow	$305.0	$240.0	$381.9

Cash used for private company stock option exercises	-	154.5	4.0
Free cash flow excluding cash used for private company stock option exercises	$305.0	$394.5	$385.9

NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Year Ended June 30,
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$2,498.2	$2,490.7	-	-	1%	$355.6	$369.7	(4%)	(3%)
Color Cosmetics	1,366.2	1,468.5	(7%)	(7%)	(7%)	156.8	208.8	(25%)	(25%)
Skin & Body Care	687.2	689.9	-	(1%)	1%	(11.8)	(5.7)	<(100%)	<(100%)
Total	$4,551.6	$4,649.1	(2%)	(2%)	(2%)	$500.6	$572.8	(13%)	(12%)

	Three Months Ended June 30,
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported		Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis		Currency

Fragrances	$494.2	$490.4	1%	-	1%	$5.0	$19.4	(74%)		(70%)
Color Cosmetics	375.6	385.1	(2%)	(4%)	(4%)	49.6	28.1	7	7%	6	9%
Skin & Body Care	171.7	183.3	(6%)	(7%)	-	(4.8)	(2.1)	<(100%)		<(100%)
Total	$1,041.5	$1,058.8	(2%)	(3%)	(1%)	$49.8	$45.4	1	0%		6%

NET REVENUES BY GEOGRAPHIC REGION

	Year Ended June 30,

			Change
	Net Revenues		Reported		Constant
(in millions)	2014	2013	Basis		Currency	Like-for-like

Americas	$1,703.8	$1,914.8	(11%)		(10%)	(9%)
EMEA	2,302.9	2,188.9		5%	2%	3%
Asia Pacific	544.9	545.4		-	4%	7%
Total	$4,551.6	$4,649.1	(2%)		(2%)	(2%)

	Three Months Ended June 30,

			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$391.7	$429.7	(9%)	(8%)	(7%)
EMEA	533.2	498.2	7%	3%	4%
Asia Pacific	116.6	130.9	(11%)	(9%)	3%
Total	$1,041.5	$1,058.8	(2%)	(3%)	(1%)

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

	Three Months Ended June 30,			Year Ended June 30,

(in millions)	2014	2013	Change	2014	2013	Change

Reported Net Revenues	$1,041.5	$1,058.8	(2%)	$4,551.6	$4,649.1	(2%)
Net Revenues from 2013 Ceased Activities (a)	-	7.5	(100%)	2.3	28.6	(92%)
China Reorganization - Product Returns (b)	(15.4)	-	N/A	(15.4)	-	N/A
Net Revenues (excluding 2013 Ceased Activities and China Reorganization - Product Returns)	$1,056.9	$1,051.3	1%	$4,564.7	$4,620.5	(1%)
Net Revenues at Constant Rates	$1,028.5	$1,058.8	(3%)	$4,533.4	$4,649.1	(2%)
Net Revenues at Constant Rates (excluding 2013 Ceased Activities and China Reorganization - Product Returns)	$1,044.2	$1,051.3	(1%)	$4,546.8	$4,620.5	(2%)

(a) 2013 Ceased Activities in fiscal 2013 include the divestiture of one of our licenses and expiration of a certain North American service agreement that was not renewed.

(b) In the three months ended June 30, 2014, we announced the discontinuation of our TJoy brand and the reorganization of our mass business in China which resulted in a one-time charge related to product returns. China Reorganization - Product Returns in fiscal 2014 includes $15.4 of costs related to product returns included in net revenues in the Consolidated Statements of Operations of which $14.4 is reported in the Skin & Body Care segment and $1.0 is reported in the Color Cosmetics segment.

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

	Three Months Ended June 30,			Year Ended June 30,
(in millions)	2014	2013	Change	2014	2013	Change
Reported Net Revenues - Emerging Markets	$287.5	$277.3	4%	$1,251.5	$1,184.9	6%
China Reorganization - Product Returns (a)	(15.4)	-	N/A	(15.4)	-	N/A
Net Revenues (excluding China Reorganization - Product Returns) - Emerging Markets	$302.9	$277.3	9%	$1,266.9	$1,184.9	7%
Net Revenues at Constant Rates - Emerging Markets	$294.4	$277.3	6%	$1,284.7	$1,184.9	8%
Net Revenues at Constant Rates (excluding China Reorganization - Product Returns) - Emerging Markets	$310.0	$277.3	12%	$1,300.4	$1,184.9	10%

(a) In the three months ended June 30, 2014, we announced the discontinuation of our TJoy brand and the reorganization of our mass business in China which resulted in a one-time charge related to product returns. China Reorganization - Product Returns in fiscal 2014 includes $15.4 of costs related to product returns included in net revenues in the Consolidated Statements of Operations of which $14.4 is reported in the Skin & Body Care segment and $1.0 is reported in the Color Cosmetics segment.

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Year Ended June 30, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency
OPERATING INCOME (LOSS)
Fragrances	$355.6	$-	$355.6	$1.9	$357.5
Color Cosmetics	154.2	(2.6)	156.8	0.2	157.0
Skin & Body Care	(351.7)	(339.9)	(11.8)	(0.1)	(11.9)
Corporate	(132.4)	(132.4)	-	-	-
Total	$25.7	$(474.9)	$500.6	$2.0	$502.6

OPERATING MARGIN
Fragrances	14.2%		14.2%		14.4%
Color Cosmetics	11.3%		11.5%		11.5%
Skin & Body Care	(51.2%)		(1.7)%		(1.7%)
Corporate	N/A		N/A		N/A
Total	0.6%		11.0%		11.0%

	Year Ended June 30, 2013

	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$369.7	$-	$369.7
Color Cosmetics	208.8	-	208.8
Skin & Body Care	(5.7)	-	(5.7)
Corporate	(178.4)	(178.4)	-
Total	$394.4	$(178.4)	$572.8

OPERATING MARGIN
Fragrances	14.8%		14.8%
Color Cosmetics	14.2%		14.2%
Skin & Body Care	(0.8%)		(0.8%)
Corporate	N/A		N/A
Total	8.5%		12.3%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

	Three Months Ended June 30, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency
OPERATING (LOSS) INCOME
Fragrances	$5.0	$-	$5.0	$0.9	$5.9
Color Cosmetics	47.0	(2.6)	49.6	(2.1)	47.5
Skin & Body Care	(27.8)	(23.0)	(4.8)	(0.5)	(5.3)
Corporate	(35.6)	(35.6)	-	-	-
Total	$(11.4)	$(61.2)	$49.8	$(1.7)	$48.1

OPERATING MARGIN
Fragrances	1.0%		1.0%		1.2%
Color Cosmetics	12.5%		13.2%		12.8%
Skin & Body Care	(16.2%)		(2.6%)		(2.9%)
Corporate	N/A		N/A		N/A
Total	(1.1%)		4.7%		4.6%

	Three Months Ended June 30, 2013

	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)
OPERATING (LOSS) INCOME
Fragrances	$19.4	$-	$19.4
Color Cosmetics	28.1	-	28.1
Skin & Body Care	(2.1)	-	(2.1)
Corporate	(69.3)	(69.3)	-
Total	$(23.9)	$(69.3)	$45.4

OPERATING MARGIN
Fragrances	4.0%		4.0%
Color Cosmetics	7.3%		7.3%
Skin & Body Care	(1.1%)		(1.1%)
Corporate	N/A		N/A
Total	(2.3%)		4.3%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

COTY INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
(in millions, except per share data)	2014	2013	2012

Net revenues	$4,551.6	$4,649.1	$4,611.3
Cost of sales	1,865.7	1,860.3	1,824.0
as % of Net revenues	41.0%	40.0%	39.6%
Gross profit	2,685.9	2,788.8	2,787.3
Gross margin	59.0%	60.0%	60.4%
Selling, general and administrative expenses	2,220.3	2,292.6	2,309.7
as % of Net revenues	48.8%	49.3%	50.1%
Amortization expense	85.7	90.2	100.1
Restructuring costs	37.3	29.4	11.1
Asset impairment charges	316.9	1.5	575.9
Gain on sale of assets	-	(19.3)	-
Operating income	25.7	394.4	(209.5)
as % of Net revenues	0.6%	8.5%	-4.5%
Interest expense, net	68.5	76.5	89.6
Other income	1.3	(0.8)	32.0
Income before income taxes	(44.1)	318.7	(331.1)
as % of Net revenues	-1.0%	6.9%	-7.2%
Provision for income taxes	20.1	116.8	(37.8)
Net income	(64.2)	201.9	(293.3)
as % of Net revenues	-1.4%	4.3%	-6.4%
Net income attributable to noncontrolling interests	17.8	15.7	13.7
Net income attributable to redeemable noncontrolling interests	15.4	18.2	17.4
Net income attributable to Coty Inc.	$(97.4)	$168.0	$(324.4)
as % of Net revenues	-2.1%	3.6%	-7.0%
Net income attributable to Coty Inc. per common share:
Basic	$(0.26)	$0.44	$(0.87)
Diluted	(0.26)	0.42	(0.87)
Weighted-average common shares outstanding:
Basic	381.7	381.7	373.0
Diluted	381.7	396.4	373.0

COTY INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
(in millions)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,238.0	$920.4
Trade receivables—less allowances of $16.7 and $14.5, respectively	664.8	622.7
Inventories	617.4	608.2
Prepaid expenses and other current assets	201.2	191.2
Deferred income taxes	63.4	74.4
Total current assets	2,784.8	2,416.9
Property and equipment, net	540.3	500.7
Goodwill	1,342.8	1,543.2
Other intangible assets, net	1,837.1	1,956.6
Deferred income taxes	11.4	9.2
Other noncurrent assets	76.1	43.4
TOTAL ASSETS	$6,592.5	$6,470.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$810.2	$711.7
Accrued expenses and other current liabilities	723.6	671.1
Short-term debt and current portion of long-term debt	33.4	40.1
Income and other taxes payable	29.4	34.8
Deferred income taxes	0.7	5.5
Total current liabilities	1,597.3	1,463.2
Long-term debt	3,260.1	2,590.1
Pension and post-employment benefits	272.5	241.3
Deferred income taxes	273.3	320.0
Other noncurrent liabilities	228.7	239.9
Total liabilities	5,631.9	4,854.5
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	106.2	105.8
EQUITY:
Common stock	3.8	3.8
Additional paid-in capital	1,926.9	1,943.9
Accumulated deficit	(426.4)	(329.0)
Accumulated other comprehensive loss	(85.1)	(118.6)
Treasury stock	(575.4)	(6.1)
Total Coty Inc. stockholders’ equity	843.8	1,494.0
Noncontrolling interests	10.6	15.7
Total equity	854.4	1,509.7
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,592.5	$6,470.0

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
(in millions)	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(64.2)	$201.9	$(293.3)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	250.7	259.6	246.0
Asset impairment charges	316.9	1.5	575.9
Deferred income taxes	(38.4)	29.9	(153.6)
Provision for bad debts	3.2	3.2	5.5
Provision for pension and other post-employment benefits	17.9	16.1	14.2
Share-based compensation	46.8	144.4	142.6
Gain on sale of asset	—	(19.3)	—
Other	15.0	(5.3)	18.8
Change in operating assets and liabilities:
Trade receivables	(31.1)	(36.7)	(42.9)
Inventories	2.2	48.8	(15.7)
Prepaid expenses and other current assets	(2.3)	27.9	(22.6)
Accounts payable	72.4	2.4	63.6
Accrued expenses and other current liabilities	20.3	(215.5)	12.0
Tax accruals	(31.9)	(6.7)	30.5
Other noncurrent assets	(34.4)	11.5	(3.0)
Other noncurrent liabilities	(6.6)	0.2	11.3
Net cash provided by (used in) operating activities	536.5	463.9	589.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(201.5)	(193.9)	(177.4)
Payments for business combinations, net of cash acquired	(29.5)	(31.0)	(129.1)
Additions of goodwill	(30.0)	(30.0)	(30.0)
Proceeds from sale of asset	3.4	25.0	2.6
Net cash used in investing activities	(257.6)	(229.9)	(333.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, original maturity more than three months	39.4	43.1	34.6
Repayments of short-term debt, original maturity more than three months	(48.1)	(55.5)	(23.6)
Net proceeds (repayments of) from short-term debt, original maturity less than three months	(8.4)	(10.7)	13.7
Proceeds from revolving loan facilities	750.0	1,148.5	1,554.5
Repayments of revolving loan facilities	(695.5)	(957.0)	(1,841.0)
Proceeds from issuance of term loans	625.0	1,250.0	1,250.0
Repayments of term loans	—	(1,250.0)	(1,150.0)
Dividend payment	(76.9)	(57.4)	—
Net proceeds from issuance of Common Stock	21.9	6.2	127.0
Payments for purchases of related party Common Stock held as Treasury Stock	(469.0)	—	—
Payments for purchases of Common Stock held as Treasury Stock	(100.3)	(7.5)	—
Net proceeds from (payments for) foreign currency contracts	(2.1)	1.5	(4.8)
Net payments of interest rate swaps	—	—	(4.0)
Acquisition on noncontrolling interests	—	—	(8.0)
Payment for business combinations – contingent consideration	(1.1)	—	—
Proceeds from mandatorily redeemable noncontrolling interests	3.8	—	—
Proceeds from noncontrolling interests	—	1.7	—
Distributions to noncontrolling interests	(23.0)	(13.5)	(11.3)
Purchase of additional noncontrolling interests	(4.4)	—	—
Distributions to redeemable noncontrolling interests	(14.3)	(20.5)	(18.5)
Payment of deferred financing fees	(2.7)	(9.9)	(16.3)
Net cash (used in) provided by financing activities	(5.7)	69.0	(97.7)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	44.4	8.0	(59.1)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	317.6	311.0	98.6
CASH AND CASH EQUIVALENTS—Beginning of period	920.4	609.4	510.8

CASH AND CASH EQUIVALENTS—End of period	$1,238.0	$920.4	$609.4

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	$63.7	$71.0	$76.4
Cash paid during the year for income taxes	84.1	84.0	67.4
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	59.2	56.7	44.6
Page 19 of 19